UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2014

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 23, 2014, in connection with the closing of the initial public offering (the “Offering”) by Sabre Corporation (the “Company”) of its common stock, the Amended and Restated Registration Rights Agreement, dated as of April 23, 2014 (the “Registration Rights Agreement”), was entered into by and among the Company, TPG Partners IV, L.P., TPG Partners V, L.P., TPG FOF V-A, L.P., TPG FOF V-B, L.P., Silver Lake Partners II, L.P., Silver Lake Technology Investors II, L.P. and Sovereign Co-Invest, LLC (collectively, the “Sponsors”) substantially in the form previously filed as Exhibit 4.8 to the Company’s Registration Statement on Form S-1 (File No. 333-193438), as amended (the “Registration Statement”). Additionally, in connection with closing of the Offering, the Income Tax Receivable Agreement, dated as of April 23, 2014 (“Tax Receivable Agreement”), was entered into between the Company and Sovereign Manager Co-Invest, LLC, as representative of the Existing Stockholders (as defined in the Tax Receivable Agreement) substantially in the form previously filed as Exhibit 10.44 to the Company’s Registration Statement. Finally, in connection with closing of the Offering, the Amended and Restated Stockholders’ Agreement, dated as of April 23, 2014 (the “Stockholders’ Agreement”), was entered into by and among the Company and the Sponsors substantially in the form previously filed as Exhibit 10.45 to the Company’s Registration Statement. Copies of the Registration Rights Agreement, Tax Receivable Agreement and Stockholders’ Agreement are filed as Exhibits 4.1, 10.1 and 10.2, respectively, herewith and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Amended and Restated Registration Rights Agreement by and among Sabre Corporation and certain stockholders.

10.1	Income Tax Receivable Agreement.

10.2	Amended and Restated Stockholders’ Agreement by and among Sabre Corporation and the stockholders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: April 23, 2014	By:	/s/ Richard A. Simonson
		Name:	Richard A. Simonson
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Registration Rights Agreement by and among Sabre Corporation and certain stockholders.

10.1	Income Tax Receivable Agreement.

10.2	Amended and Restated Stockholders’ Agreement by and among Sabre Corporation and the stockholders party thereto.